Exhibit 99.1

BJ’s Restaurants, Inc. to Present at March Conferences; Also Comments on Its Short-Term Investment Holdings

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced that management will be presenting at two investor conferences in March. The details of the conferences are listed below:

  Bank of America 2008 Consumer Conference at the Palace Hotel, New York, NY – The presentation will begin at approximately 3:20pm (Eastern) on Tuesday, March 11, 2008.
  2008 Citigroup Small & Mid-Cap Conference at the Four Seasons at Mandalay Bay, Las Vegas, NV – The presentation will begin at approximately 1:45pm (Pacific) on Wednesday, March 19, 2008.

The presentation for each conference will be broadcast over the Internet. Interested parties can listen to the presentations by accessing the “Investors” page of the Company’s website located at www.bjsrestaurants.com. To access the live simulcast of the presentation, please go to the Company’s website at least 15 minutes prior to the presentation to download and install any necessary audio software. Archives of the webcasts will be made available following the live presentation for a period of approximately 30 days from the date of the presentation

The Company also noted that it has $37 million of auction rate securities currently included in its short-term investment portfolio. The auction-rate securities are AAA rated, long-term debt obligations secured by student loans, which loans are generally 97% guaranteed by the U.S. Government under the Federal Family Education Loan Program (FFELP). In addition to the U.S. Government guarantee on such student loans, many of the securities also have separate insurance policies guaranteeing both the principal and accrued interest. Liquidity for these securities has historically been provided by an auction process that resets the applicable interest rate at pre-determined intervals up to 35 days. In the past, the auction process has allowed investors to obtain immediate liquidity if so desired by selling the securities at their face amounts. However, as has been recently reported in the financial press, the current disruptions in the credit markets have adversely affected the auction market for these types of securities. From February 11, 2008 to March 5, 2009, all auctions scheduled with respect to the Company’s auction rate securities have failed to close. This is the first time the Company has experienced this type of event for its holdings of auction rate securities. The Company understands that the failure of auctions is broad based and not limited to those securities held by the Company. The auction rate securities continue to pay interest at rates that are generally higher than the current market rate, and there has been no change in the rating of these securities to date.

As a result of the failed auctions, these securities are currently not liquid and, furthermore, the Company cannot predict how long they will remain illiquid. As such, at least in the near term, the Company may or may not be able to liquidate some or all of its remaining auction rate securities prior to their maturities at prices approximating their face amounts. The final maturity dates of the auction rate securities which the Company owns is between 2020 and 2047. The current market for the auction rate securities held by the Company is uncertain and the Company will continue to monitor and evaluate the market for these securities to determine if impairment of the carrying value of the securities has occurred due to the loss of liquidity or for other reasons. If the credit ratings of the security issuers deteriorate or if normal market conditions do not return in the near future, the Company may be required to reduce the value of these securities through an impairment charge against net income and reflect them as long-term investments on its balance sheet for the period ending April 1, 2008 or thereafter.

Based on the Company’s current and projected cash flow from operations, cash balances on hand, agreed-upon landlord construction contributions and its undrawn $25 million credit facility, Company management believes that the current lack of liquidity of its auction rate securities holdings will not have a material impact on the Company’s ability to fund its operations or continue its expansion. However, if current conditions in the auction rate securities market continue for a prolonged period, the Company’s longer-term financial flexibility could be impacted until other sources of capital are obtained. While the Company has a credit facility in place which it may currently draw upon, in the event that global credit market conditions further deteriorate, it is possible that creditors could place limitations or restrictions on the ability of borrowers in general to draw on existing credit facilities. At this time, however, the Company has no indication that any such limitations or restrictions are likely to occur. As an additional liquidity enhancement and at the Company’s option, the financial institution that provides the Company’s $25 million credit facility has agreed in principle to increase the size of that facility to $45 million, subject to final terms and customary documentation.

BJ’s Restaurants, Inc. currently owns and operates 70 casual dining restaurants under the BJ’s Restaurant & Brewery, BJ’s Restaurant & Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates several microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (2), Oklahoma (2) and Kentucky (1). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include statements regarding the liquidity of market-rate securities and the possibility of impairment charges related thereto, as well as statement regarding the need for available working capital in future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 70 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs and availability including food in general, certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives (xxii) disruption in the credit markets and in particular, the market for auction rate securities and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Further information concerning the Company’s results of operations for the year ended January 1, 2008 will be provided in the Company’s Form 10-K filing, to be filed with the Securities and Exchange Commission by March 17, 2008.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, (714) 500-2400